Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-216029) pertaining to the 2006 Stock Incentive Plan and 2015 Stock Incentive Plan of Celsius Holdings, Inc., and

(2)	Registration Statement (Form S-3 No. 333-256930) of Celsius Holdings, Inc. and in the related Prospectus of our reports dated March 1, 2023, with respect to the consolidated financial statements of Celsius Holdings, Inc., and the effectiveness of internal control over financial reporting of Celsius Holdings, Inc., included in this Form 10-K/A.

/s/ Ernst & Young LLP

Boca Raton, Florida

April 18, 2023